Exhibit 99.1

Hercules Capital Announces Share Repurchase

Program – Up To $25.0 Million Representing

Approximately 2.4% of Common Stock Outstanding(1)

PALO ALTO, Calif., December 18, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, venture growth, pre-IPO and M&A stage companies backed by leading and top tier venture capital firms, today announced that its Board of Directors has approved a stock repurchase plan (the “Company 10b5-1 Plan”) to acquire up to $25.0 million in the aggregate of Hercules’ common stock at prices that may be above or below net asset value, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

The Company 10b5-1 Plan is designed to allow Hercules to repurchase its common stock at times when it otherwise might be prevented from doing so under insider trading laws. The Company 10b5-1 Plan requires its agent to repurchase shares of common stock on Hercules’ behalf when the market price per share is above or below the most recently reported net asset value per share (including any updates, corrections or adjustments publicly announced by Hercules to any previously announced net asset value per share). Under the Company 10b5-1 Plan, the agent will increase the volume of purchases made as the price of Hercules’ common stock declines, subject to volume restrictions. The timing and amount of any stock repurchases depend on the terms and conditions of the Company 10b5-1 Plan, the market price of the common stock and trading volumes. Subject to future market conditions, and many other factors, there can be no assurance that any amount of common stock will be repurchased.

Unless extended or terminated by its Board of Directors, Hercules expects that the Company 10b5-1 Plan will be in effect through the earlier of June 18, 2019 or such time as the approved $25.0 million repurchase amount has been fully utilized, subject to certain conditions.

Hercules’ prior stock repurchase plan expired in accordance with its terms on August 23, 2016.

The purchase of shares pursuant to the Company 10b5-1 Plan is intended to satisfy the conditions of Rule 10b5-1 and Rule 10b-18, and will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances.

Pursuant to the Investment Company Act of 1940, as amended, Hercules is required to notify shareholders when such a program is initiated or implemented. The repurchase program does not require Hercules to acquire any specific number of shares and may be extended, modified, or discontinued at any time.

Accompanying Footnote:

(1)	Based on a closing stock price as of December 17, 2018 and common stock outstanding of 96.8 million shares as of September 30, 2018.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $8.2 billion to over 440 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has five outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due 2022, 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the Securities and Exchange Commission. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com